ESCROW AGREEMENT

By and Between

Boundaries Capital, Inc., a Nevada corporation,

and

Stepp Law Group

(“Escrow Agent”)

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into in duplicate as of August 27, 2003 (“Effective Date”), by and among Boundaries Capital, Inc., a Nevada  corporation (“BDRC”), on the one hand, and Stepp Law Group, a California law corporation (“Escrow Agent”), on the other hand. Escrow Agent and BDRC may herein be referred to, collectively, as the “Parties”, or any of them may be referred to herein, individually, as a “Party”.

RECITALS

A.

On or about August 1, 2003, BDRC entered into certain written Amended Consulting Agreements (“Consulting Agreements”) pursuant to which certain persons (“Consultants”) agreed to provide consulting services to BDRC for consideration of 2,500,000 common shares of BDRC with a $.001 par value no later than August 31, 2003.  Additionally, at such time as BDRC and each Consultant determines to be appropriate, BDRC and each Consultant shall consider whether the compensation payable to each Consultant is sufficient, considering the nature of the consulting services and the value of those shares over time, and, if determined to be appropriate, BDRC shall issue or cause to be issued to each Consultant, as addition consideration for the consulting services, additional shares of the BDRC’s common stock, which additional shares shall not exceed another 1,250,000 shares of such stock (all such shares shall be referred to herein as the“Subject Shares”).

B.

The Escrow Agent desires to accommodate the closing and consummation of the transactions contemplated by the Consulting Agreements (“Closing”), on the terms and subject to the conditions specified in this Agreement.

C.

Escrow Agent and BDRC have executed this Agreement to evidence, in writing, (i) that each Party understands the terms and conditions specified in this Agreement and the Consulting Agreements; and (ii) that each Party understands, approves, accepts and agrees to the terms and conditions specified in this Agreement and the Consulting Agreements.

D.

Insofar as the transactions contemplated by the Consulting Agreements relate to the issuance of the Subject Shares, which issuance is regulated by the provisions of the Securities Act of 1933, as amended (“Securities Act”), and other applicable federal and state securities laws, BDRC represents and warrants that it will comply with the provisions of the Securities Act, and any other applicable federal or state securities laws.

E.

In the event of any change in the issued and outstanding common shares of BDRC as a result of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination or exchange of shares, or other similar change in capital structure of BDRC, an adjustment shall be made to the number of common shares as shall be appropriate to prevent dilution or enlargement of rights under such common shares, and such an adjustment shall be made successively each time any such change shall occur.

F.

Any intended recipient of the Subject Shares which are subject to this escrow shall not be deemed to be a holder of any Subject Shares until the applicable transaction is closed and consummated and the appropriate stock certificate is delivered to such recipient evidencing and representing such Subject Shares.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

1.  Documents to Be Delivered By BDRC.  Within fifteen (15) days of the Closing, BDRC will deliver, or cause to be delivered, to Escrow Agent the following certificates, instruments and documents:

1.1

One or more certificates representing and evidencing the Subject Shares issued to those persons specified in the Consulting Agreements (“Certificates”);

1.2

An Officers’ Certificate signed by the President and Secretary of BDRC and dated the date of the Closing (“Closing Date”), confirming that (i) BDRC has performed in all material respects each of its agreements and obligations required to be performed on or prior to the Closing;  (ii) BDRC has complied with all material requirements, rules and regulations of all regulatory authorities having jurisdiction relating to the transactions contemplated by the Consulting Agreements; and (iii) no material adverse change has occurred relating to the Subject Shares;

1.3

A copy of each Consulting Agreement and any amendment thereto signed by BDRC, which may be used as an original by the Escrow Agent for all purposes necessary or incidental to enable the Escrow Agent to accommodate the Closing; and

1.4

Any and all documents required to be delivered to Escrow Agent by BDRC necessary or appropriate to consummate the transactions contemplated by the Consulting Agreements, including, but not limited to, copies of resolutions of the Board of Directors of BDRC, certified by the Secretary of BDRC,  authorizing the (a) execution and delivery  by BDRC of (i) the Consulting Agreements; and (ii) this Agreement; and (b) issuance and delivery to the Consultants of the Subject Shares.

2. Duties of Escrow Agent.  Escrow Agent may (i) act in reliance upon any writing or instrument or signature which Escrow Agent, in good faith, believes to be genuine; (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument; and (iii) assume that any person purporting to give any writing, notice, advice or instruction on behalf of BDRC in connection with the provisions of this Agreement has been duly authorized to do so.  Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any written or other instructions delivered to Escrow Agent, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent does not have any duty to give the certificates, instruments, documents or funds delivered hereunder any greater degree of care than Escrow Agent, as escrow agent, would ordinarily give similar property held in escrow for the benefit of others. Escrow Agent is counsel for BDRC and, in that regard, Escrow Agent was requested to provide legal advice and representation to BDRC regarding the Consulting Agreements and the transactions contemplated by the Consulting Agreements. Escrow Agent will not act as a mediator or advisor with respect to the exchange of the certificates, instruments, documents and funds specified or contemplated in this Agreement or the Consulting Agreements, nor will Escrow Agent arbitrate any disputes that may occur regarding such exchange. The duties of Escrow Agent shall be limited to those expressly specified in this Agreement, and no implied duties or obligations shall be implied or presumed against, or relating to the duties of, Escrow Agent.

3.  Authority Relative to This Agreement.  Escrow Agent is hereby granted, authorized, empowered and instructed, on behalf, for and as the act of the Parties, to take any and all action necessary or appropriate to carry out the intents and purposes of this Agreement, including, but not necessarily limited to, the distribution of all certificates, documents, instruments, securities,  and funds necessary or appropriate to consummate the transactions contemplated by this Agreement.  Escrow Agent is expressly authorized, empowered and directed to employ such legal counsel and other experts as Escrow Agent may deem necessary or appropriate to advise or instruct Escrow Agent in connection with Escrow Agent’s duties pursuant to this Agreement, and may pay such counsel reasonable compensation therefor.  Escrow Agent is expressly authorized, empowered and instructed to comply with and obey orders, judgments and decrees of any court,  and Escrow Agent shall not be liable to BDRC or to any other person, firm or corporation by reason of Escrow Agent’s compliance with any such order, judgment or decree subsequently reversed, amended, modified, annulled, set aside, vacated, or determined to have been entered without jurisdiction.

4. Consent to Agreement. By executing this Agreement, each Party represents, warrants and covenants that such Party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such Party as specified in this Agreement.  Each Party represents, warrants and covenants that such Party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical.  Moreover, each Party represents, warrants and covenants that such Party executes this Agreement acting on such Party’s own independent judgment.

5.  Cooperation.  BDRC shall cooperate with Escrow Agent in consummating the transactions contemplated by this Agreement and the Consulting Agreements, and in delivering all documents, instruments and share certificates necessary or appropriate to consummate these transactions.

6.  Interpleader.  If the Parties shall disagree about the interpretation of this Agreement, or about their respective rights and obligations created by this Agreement, or the propriety of any action contemplated to be taken by Escrow Agent, Escrow Agent may, but shall not be required to, file an action in interpleader; or BDRC may require Escrow Agent to file an action in interpleader, to resolve such disagreement. Escrow Agent shall be indemnified by BDRC for all costs and attorney's fees incurred by Escrow Agent in connection with any such interpleader action and shall be fully protected from any claims of nonperformance or other claims in contract, tort or equity until a final judgment in such interpleader action is received.

7. Release of Claims and Indemnification.

7.1

BDRC, for and on behalf of itself and its successors, predecessors, assignees, partners, attorneys, accountants, representatives, agents, officers, directors, employees, shareholders, affiliates, associates, parent and subsidiary corporations (and the officers, directors, employees, consultants, shareholders and affiliates of each such parent and subsidiary corporations), hereby irrevocably and forever releases, acquits and discharges Escrow Agent and each partner, employee, shareholder, officer, director, agent or other representative of Escrow Agent from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses, including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees, rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights resulting from alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, law or ordinance from the beginning of time to the Closing Date.

7.2

It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement.  It is nonetheless specifically agreed that the releases of Escrow Agent and each partner, employee, officer, director, shareholder, agent and other representative of Escrow Agent pursuant to this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of BDRC as to any and all claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries, costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made.  BDRC voluntarily, intentionally and expressly waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction.  Specifically, that Section 1542 specifies as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

7.3

BDRC agrees to indemnify and hold harmless Escrow Agent and each partner, employee, officer, director, agent and other representative of Escrow Agent from any and all claims, liabilities, costs, or expenses in any way arising from or relating to the duties or performance of the Escrow Agent pursuant to this Agreement.

8.  Lien on Property.  Escrow Agent shall have, and hereby has, without the requirement of any performance to perfect such, any and all of which performance is hereby unconditionally and forever waived by the Parties, and each of them, a lien on all funds, stock certificates, documents and instruments delivered to it pursuant to this Agreement for any expenses, fees or charges (of any character or nature) which may be incurred by Escrow Agent in its capacity as escrow agent pursuant to this Agreement, the Consulting Agreements, or otherwise, including, but not limited to, attorneys' fees and court costs relating to or arising from any litigation matter, whether in interpleader, for indemnification, to appoint a successor escrow agent, or otherwise; and Escrow Agent shall have the right, regardless of any instructions from BDRC, to hold those funds, stock certificates, documents and instruments until and unless such expenses, fees and charges shall be fully paid.

9.  Agents.  Escrow Agent may execute any of its rights and powers specified in this Agreement, or perform any of its responsibilities required to be performed pursuant to this Agreement, either directly or by or through its agents, employees or representatives.

10.  Resignation.  Escrow Agent may resign at any time upon giving five (5) calendar days written notice to BDRC. Within that five (5) calendar day period BDRC shall have the sole right to appoint a successor escrow agent by written notice to Escrow Agent. Thereupon, any and all documents and instruments delivered to Escrow Agent pursuant to this Agreement shall be transferred from Escrow Agent to the successor escrow agent. If a successor escrow agent is not appointed by BDRC within ten (10) days after notice of the resignation of Escrow Agent, Escrow Agent may petition a court of competent jurisdiction to name a successor escrow agent hereunder.

11. Successors and Assigns. This Agreement obligates and inures to the benefit of the Parties and their successors, permitted assignees, and legal and personal representatives.

12. Execution in Counterparts.  This Agreement may be executed in counterparts, in which case each executed counterpart will be deemed to be an original and all executed counterparts will constitute the same agreement.

13. Facsimile Signatures.  Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were originally executed signatures.

14. Entire Agreement.  This Agreement specifies the final, complete and exclusive expression of the understanding among the Parties concerning the escrow for the transactions contemplated by the Consulting Agreements and supersedes any prior or contemporaneous agreement or representation, oral or written, by any of them regarding that escrow.  A waiver, discharge, amendment or modification of this Agreement or any of its provisions will be valid and effective only if it is in writing and signed by or on behalf of each Party.  Nothing in this Agreement, whether expressed or implied, is intended or should be construed to confer upon, or grant to, any person other than the Parties any rights, remedy, or claim pursuant to or by reason of this Agreement or any provision of it.

15.  Notices.  Every notice, request, demand, consent, approval or other communication required or permitted under this Agreement shall be in writing and will be effective and duly given either when hand delivered, when delivered by a nationally recognized overnight courier service, by facsimile machine, or on the fifth day after it is deposited in the United States mail (by registered or certified mail, postage prepaid, return receipt requested) addressed to the appropriate party as set forth below:

If to the Escrow Agent:

Stepp Law Group

1301 Dove Street, Suite 460

Newport Beach, California 92660

Facsimile: 949.660.9010

If to BDRC:

Boundaries Capital, Inc.

789 West Pender Street, Suite 460

Vancouver, BC  V6C 1H2

Facsimile: 604.689.1733

16. Choice of Law.  The validity, interpretation, construction, and enforcement of this Agreement shall be controlled by the laws of the State of California, without application of any conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

BOUNDARIES CAPITAL, INC.,

a Nevada corporation

By:

/s/ Graeme Sewell

Graeme Sewell

Its:

Vice President, Director

ESCROW AGENT:

Stepp Law Group

By:

/s/ Thomas E. Stepp, Jr., Esq.

Thomas E. Stepp, Jr., Esq.